Exhibit 99.1
USA Compression Partners LP Completes Acquisition of J-W Power Company
DALLAS, Texas, January 12, 2026 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression”) today announced the completion of its previously announced acquisition of J-W Power Company. Total consideration for the transaction was approximately $860 million. USAC funded $430 million of the purchase price in cash utilizing available capacity under its revolving credit facility, with the balance of the consideration coming from approximately 18.2 million common units issued based on an effective price at signing of $23.50 per common unit (the 10-day volume-weighted average price as of November 26, 2025 with a collar of $23.25 - $23.50, resulting in an effective price utilized of $23.50), subject to certain purchase price adjustments.
The acquired assets add over 0.8 million active horsepower across key regions, including the Northeast, Mid-Continent, Rockies, Gulf Coast, and Permian Basin, creating a combined fleet of approximately 4.4 million active horsepower. This acquisition also brings a diversified, high-quality customer base to USA Compression’s commercial portfolio while further strengthening its position in mid-to-large horsepower compression.
The transaction is expected to deliver meaningful near-term accretion on a Distributable Cash Flow basis and improve pro forma debt metrics, reinforcing USA Compression’s commitment to driving long-term value for its unitholders.
About USA Compression
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. Please find additional information at usacompression.com.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof. Forward-looking statements include, among other things, statements about the potential benefits of the transaction; the prospective performance and outlook of the Partnership’s business, performance and opportunities following the completion of the transaction; as well as any assumptions underlying any of the foregoing. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-

looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include, among others, risks associated with the transaction, such as that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the Partnership, including uncertainty regarding the expected financial performance and results of the Partnership following completion of the transaction; disruption from the transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the Partnership does not achieve the perceived benefits of the transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Partnership’s common units could decline, as well as other risks related to the Partnership’s business and the factors described in Part I, Item 1A of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2025, Part II Item 1A of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 6, 2025, and subsequently filed reports. All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contact:
Mitchell Freer
Senior Director, Finance
ir@usacompression.com